                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT is made as of May 1, 2000, by JAMES K. STONE and PATRICE A. STONE, individuals residing at 1935 North 600 East, Orem, Utah (collectively referred to as "Buyer"), VENTURI TECHNOLOGIES, INC., a Nevada corporation whose address is 763 North 530 East, Orem, Utah 84097 ("VTI" or "Seller"), and VENTURI FLOOD & FIRE RESTORATION, INC., a Utah corporation whose address is 763 North 530 East, Orem, Utah 84097 ("VFFR" or the "Company").

                                    RECITALS

     A. Seller owns all of the issued and outstanding capital stock (the "Shares") of VFFR.

     B. Sellers desire to sell, and Buyer desires to purchase, all of the Shares for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   SALE AND TRANSFER OF SHARES; CLOSING

     1.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller. The parties acknowledge that at or prior to the closing, Seller will cause to be transferred to the Company certain assets and liabilities used by Seller in the restoration portion of its business in Salt Lake City, Orem and Dallas.

     1.2 PURCHASE PRICE. At the Closing, Buyer will pay or deliver to Seller the following as consideration for the Shares of VFFR:

          (a) Cash or a promissory note in the amount of $3,175.60 representing the parties' best estimate of the difference between the book value of the assets and the liabilities then held by VFFR;

          (b) An Indemnification Agreement in the form of Exhibit "A" pursuant to which Buyer and the Company will indemnify and hold Seller harmless from any debts, claims, obligations or liabilities (i) incurred by VTI prior to May 1, 2000 that arise out of or relate to the conduct by VTI of its restoration business in Salt Lake City, Orem and Dallas, or (ii) incurred by VFFR either before or after May 1, 2000;

          (c) A Pledge Agreement in the form of Exhibit "B" pursuant to which Buyer will pledge to Seller (i) the Shares, and (ii) all of Buyer's 50,432 shares of Seller's

               $0.001 par value common stock, as security for the payment by VFFR of all debts, claims, obligations and liabilities assumed and undertaken by VFFR pursuant to a Liabilities Undertaking dated as of May 1, 2000;

          (d) A Confidentiality and Non-Compete Agreement in the form of Exhibit "C" pursuant to which Buyer agrees to maintain the confidentiality of Seller's confidential information and agrees not to compete against Seller for a period of four (4) years.

     1.2 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Venturi at 763 North 530 East, Orem, Utah 84097, at 12:00 Noon (local time) on May 9, 2000, or such other place, time and date agreed to by the Parties. The sale shall be effective as of May 1, 2000, regardless of the actual date of Closing.

     1.5  Closing Deliveries.

          1.5.1 Sellers' Documents. At the Closing, Sellers will deliver to
          Buyer:

          (a) a certificate representing the Shares, duly endorsed (or a duly executed stock power transferring the Shares to Buyer).

          1.5.2 Buyer's Documents. At the Closing, Buyer will deliver to
          Sellers:

          (a) an Indemnification Agreement executed by Buyer and by the Company pursuant to which Buyer and the Company will indemnify and hold Seller harmless from any debts, claims, obligations or liabilities (i) incurred by VTI prior to May 1, 2000 that arise out of or relate to the conduct by VTI of its restoration business in Salt Lake City, Orem and Dallas, or (ii) incurred by VFFR either before or after May 1, 2000;

          (b) a Pledge Agreement signed by Buyer pursuant to which Buyer will pledge (i) the Shares, and (ii) all of his shares of Seller's $0.001 par value common stock, as security for the payment by VFFR of all debts, claims, obligations and liabilities that VFFR has assumed or undertaken pursuant to a Liabilities Undertaking entered into as of May 1, 2000, accompanied by Buyer's duly endorsed original stock certificates representing said shares and undated, signed stock powers to be held by Seller pursuant to the terms of the Pledge Agreement.

          (c) a Confidentiality and Non-Compete Agreement pursuant to which Buyer agrees to maintain the confidentiality of Seller's confidential information and agrees not to compete against Seller for a period of four (4) years.

2.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Buyer James K. Stone acknowledges that he has been a member of the board of directors of Seller and of VFFR since at least the time that Seller acquired VFFR, and that since at least that amount of time he has been primarily responsible for operations of Seller's restoration business in Salt Lake City, Orem and Dallas. Consequently, Buyer has actual knowledge of matters regarding the financial condition and operations of the restoration portion of Seller's business. The representations and warranties of Seller with respect to VFFR and the restoration portion of Seller's business are therefore limited to the following matters as to which Buyer may not have actual knowledge. Seller represents and warrants to Buyer as follows:

     2.1 ORGANIZATION AND GOOD STANDING. VFFR is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under applicable contracts.

     2.2 AUTHORITY. This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents and to perform its obligations under this Agreement and under the Seller's Closing Documents.

     2.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the contemplated transactions by Seller will violate or constitute a default under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any order, judgement or ruling of any governmental authority to which Seller is subject, or to the best knowledge of Seller, any of the property of VFFR is bound, or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the assets of VFFR or the loss of any license or other contractual right with respect thereto, except in each case for any of the foregoing which is not, individually or in the aggregate, material to VFFR. Neither Seller nor VFFR is or will be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of the transaction contemplated hereby. Notwithstanding the foregoing, no representations are made as to whether the transaction contemplated herein conflicts with the Notice of Federal Tax Lien filed with respect to Seller on or about April 6, 2000.

     2.4 CAPITALIZATION. The authorized capital stock of VFFR consists of 50,000 shares of common stock, no par value per share, of which 10,000 shares are issued and outstanding and constitute the Shares. Seller is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all encumbrances. All of the outstanding equity securities of VFFR have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of VFFR. None of the outstanding equity securities or other securities of VFFR was issued in violation of the Securities Act or any state law regulating the sale and issuance of securities. VFFR does not own, nor does it have any contract to acquire, any equity securities or other securities of any other business or any direct or indirect equity or ownership interest in any other business.

     2.5 TITLE TO PROPERTIES; ENCUMBRANCES. Seller has delivered to Buyer a complete and accurate list of all real and personal property interests owned by VFFR. All material properties disclosed as being owned by VFFR are owned by VFFR subject to existing liens and encumbrances, including, but not limited to, liens and encumbrances that may have been imposed by federal and state taxing authorities. Seller makes no representations or warranties with respect to liens claimed by federal or state taxing authorities.

3.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers as follows:

     3.1 AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of this Agreement, the Indemnification Agreement, the Pledge Agreement and the Confidentiality and Non-Compete Agreement (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will give any person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereby.

     3.2 CERTAIN PROCEEDINGS. There is no pending legal proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby. To Buyer's knowledge, there exist no grounds for such proceeding, nor has any such proceeding been threatened.

     3.3 BROKERS OR FINDERS. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

4.   COVENANTS OF SELLER PRIOR TO CLOSING DATE

     4.1 TRANSFER OF ASSETS AND LIABILITIES FROM SELLER TO VFFR. At or prior to the Closing, Seller shall transfer and assign to VFFR all of its assets used exclusively in connection with its restoration business in Salt Lake City, Orem and Dallas, and all of its debts, obligations and liabilities arising out of or related to those assets or arising out of Seller's restoration business in those cities prior to

May 1, 2000. It is the intent of the parties that at the time of the Closing, VFFR will own all of Seller's restoration assets and will have assumed all of Seller's restoration liabilities.

     4.2 REASONABLE EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use their reasonable efforts to cause the conditions to closing set forth in this Agreement to be satisfied.

5.   COVENANTS OF BUYER PRIOR TO CLOSING DATE

     5.1 APPROVALS OF GOVERNMENTAL AUTHORITIES. As promptly as practicable after the date of this Agreement, Buyer will make all filings and obtain all consents required by applicable laws and regulations in order to consummate the transactions contemplated hereby.

     5.2 REASONABLE EFFORTS. Between the date of this Agreement and the Closing Date, Buyer will use its reasonable efforts to cause the conditions to closing set forth in this Agreement to be satisfied.

6.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     6.1 TRANSFER OF ASSETS AND LIABILITIES TO VFFR. All of Seller's assets and liabilities used exclusively in, relating directly to, or arising directly out of, Seller's restoration business in Salt Lake City, Orem and Dallas, as reflected on Exhibit "D," shall have been transferred to and assumed by VFFR.

     6.2 ACCURACY OF REPRESENTATIONS. All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     6.3 SELLERS' PERFORMANCE. All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects. Seller must have delivered each of the documents required to be delivered by Seller pursuant to Section 1.5.1.

     6.4 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened against Buyer, or against any person affiliated with Buyer, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or
(b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

     6.5 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or threatened by any person any claim asserting that such person
(a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in VFFR, or (b) is entitled to all or any portion of the purchase price payable for the Shares.

     6.6 NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any person affiliated with Buyer to suffer any material adverse consequence under, any applicable laws or regulations.

7.   CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

     7.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     7.2 BUYER'S PERFORMANCE. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects. Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 1.5.2 and must have made the cash payment required to be made by Buyer pursuant to Section 1.2.

     7.3 CONSENTS. All of the consents required to be obtained from Buyer must have been obtained and must be in full force and effect.

     7.4 NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Seller or any person affiliated with Seller to suffer any material adverse consequence under, any applicable laws or regulations.

8.   TAX MATTERS

     8.1 UNPAID FEDERAL AND STATE TAXES. Buyer and VFFR acknowledge that on or about April 6, 2000 a Notice of Federal Tax Lien was filed against Seller for unpaid Federal withholding taxes during 1998 and 1999. Buyer and VFFR further acknowledge that certain state withholding and sales taxes were not paid by VTI between 1998 and 2000. A portion of the unpaid federal and state taxes relates to the operation of the restoration portion of VTI's business. Buyer acknowledges and agrees that the sale of the Shares is subject to all existing liens and encumbrances in favor of federal and state taxing authorities, and that the assets of VFFR are subject to all such liens and encumbrances.

9.   NAME CHANGE AND NON-COMPETE AGREEMENT

     9.1 NAME CHANGE. Beginning twenty four (24) months after the Closing Date, Seller may, in its sole discretion, request in writing that Buyer and VFFR cease using the name "Venturi" anywhere in the United States. Within six (6) months after receiving such written request, Buyer and VFFR shall cease using the name "Venturi" for all purposes.

     9.2 COPNFIDENTIALITY AND NON-COMPETE. At the Closing, Buyer shall enter into a Confidentiality and Non-Compete Agreement in the form attached hereto as Exhibit "C."

10.  INDEMNIFICATION

     In addition to the indemnification provisions set forth below, at the Closing the parties shall enter into a separate Indemnification Agreement in the form attached as Exhibit "A." In the event of a conflict between the indemnification provisions set forth below and the terms of the separate Indemnification Agreement, the terms of the separate agreement shall control.

     10.1 SELLER'S INDEMNIFICATION OF BUYER. Seller indemnifies and agrees to hold Buyer harmless from:

          (a) any loss suffered by Buyer because a representation was not true, a warranty was breached or a duty was not performed by Seller contained in this Agreement or a related document;

          (b) any claims, judgments and expenses, including legal fees, incurred for any of the foregoing or for attempting to avoid or oppose the same or for enforcing this indemnity.

     10.2 BUYER'S INDEMNIFICATION OF SELLER. Buyer hereby agrees to indemnify and hold Sellers harmless from:

          (a) any loss suffered by Seller because a representation was not true, a warranty was breached or a duty was not performed by Buyer contained in this Agreement or a related document;

          (b) any liabilities or debts of VFFR, whether they exist as of the Closing Date or arise after the Closing Date; and

          (c) any claims, judgments and expenses, including legal fees, incurred for any of the foregoing or for attempting to avoid or oppose the same or for enforcing this indemnity.

11.  GENERAL PROVISIONS

     11.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     11.2 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of each to maintain in confidence, any written, oral, or other information obtained in confidence from another party or from VFFR in connection with this Agreement or the transactions contemplated hereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the transactions contemplated hereby are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     11.3 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Seller:            Venturi Technologies, Inc.
                   6295 East 56th Avenue
                   Commerce City, Colorado 80022
                      Phone: (303) 444-4444
                      Fax: (303) 289-1212
                      Attn: Michael F. Dougherty, CEO

         Copy to:  Venturi Technologies, Inc.
                   c/o Mackey, Price & Williams
                   170 South Main Street, Suite 900
                   Salt Lake City, Utah 84101

                      Attn: Randy K. Johnson, General Counsel
                      Phone: (801) 575-5000
                      Fax: (801) 575-5006

Buyer:             James K. Stone
                   1935 North 600 East
                   Orem, Utah 84097
                      Phone: (801) 262-9400
                      Fax: (801) 569-0289

         Copy to:  William M. Jeffs, Esq.
                   Jeffs & Jeffs
                   90 North 100 East
                   Provo, Utah 84606
                      Phone: (801) 373-8848
                      Fax: (801) 373-8878

     11.4 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Utah, County of Salt Lake, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of Utah, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     11.5 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior verbal or written agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated May 2, 2000) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter, and there are no other verbal or written agreements or understandings with respect to the terms hereof. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.8 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.9 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.10 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     11.11 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     11.12 GOVERNING LAW. This Agreement will be governed by the laws of the State of Utah without regard to conflicts of laws principles.

     11.13 TAX ELECTIONS. Sellers acknowledge that the Buyer may, in its sole discretion, make certain tax elections with respect to this transaction, including, but not necessarily limited to, an election under Section 338 of the Internal Revenue Code of 1986, as amended, to treat this transaction for tax purposes as though it were a purchase and sale of assets rather than stock.

     11.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                       BUYER:


                                       /s/ James K. Stone
                                       ------------------------------
                                       James K. Stone


                                       /s/ Patrice A. Stone
                                       ------------------------------
                                       Patrice A. Stone



                                       SELLER:
                                       VENTURI TECHNOLOGIES, INC.


                                       By: /s/ Michael F. Dougherty
                                          ---------------------------
                                          Its: CEO
                                              -----------------------



                                       VFFR:
                                       VENTURI FLOOD & FIRE RESTORATION, INC.


                                       By: /s/ James K. Stone
                                          ---------------------------
                                          Its: President
                                              -----------------------